UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2018

BLINK CHARGING CO.

(Exact name of registrant as specified in its charter)

Nevada	001-38392	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3284 N 29th Court

Hollywood, Florida 33020-1320

(Address of principal executive offices)

(305) 521-0200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the February 16, 2018 closing of Blink Charging Co.’s (the “Company”) underwritten registered offering (the “Public Offering”), and pursuant to obligations previously incurred by the Company, on March 27, 2018 and April 3, 2018 (the “Issuance Dates”) the Company issued a total of 9,137,313 restricted shares of its common stock, par value $.001 per share (“Common Stock”) to fifty-four (54) individuals or entities (collectively the “Securities Issuance”). Details of the Securities Issuance are described below.

Securities Issuance

9,111,644 shares of Common Stock were issued to fifty-three (53) holders to convert all Series C Preferred Shares outstanding and owed as of the February 16th closing date of the Public Offering. As of March 27, 2018, there are no longer any Series C Preferred Shares outstanding.

Pursuant to a Confidential Settlement Agreement between the Company and ITT Cannon, LLC (“ITT”), dated May 17, 2017 (the “ITT Settlement”), the Company owed $200,000 to ITT which was to be paid entirely in the form of shares of Common Stock. As previously reported, the Company previously issued 47,059 shares of restricted Common Stock to ITT as partial payment of this $200,000. On April 3, 2018 the Company issued an additional 25,669 shares of Common Stock to ITT to satisfy in full its $200,000 payment obligation under the ITT Settlement.

Securities Issuances to Certain Officers

In connection with the issuance of the 9,111,644 shares: (i) BLNK Holdings, LLC in which Mr. Michael D. Farkas, the Company’s Executive Chairman, has a controlling interest, was issued 6,827,092 restricted shares of Common Stock; (ii) Mr. Farkas was issued 211,276 restricted shares of Common Stock; and (iii) Mr. Ira Feintuch, the Company’s Chief Operating Officer, was issued 70,548 restricted shares of the Company’s Common Stock.

These securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. All of the securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b).

Description of the Company’s Outstanding Shares of Common Stock

As disclosed in the Company’s final prospectus related to the Public Offering (filed on February 16, 2018 on Form 424(b)(4) (the “Final Prospectus”)), the Company had 5,523,673 shares of Common Stock outstanding prior to the Public Offering. Of the 5,523,673 shares outstanding, The Farkas Group, Inc. (an entity controlled by Mr. Farkas) (“FGI”), at the closing of the Public Offering, was to cancel, as disclosed in the Final Prospectus, 2,930,596 shares. In addition, Schafer & Weiner, PLLC (“Schafer”), at the closing of the Public Offering, was to cancel, as disclosed in the Final Prospectus, 11,503 shares of Common Stock previously issued to them. The Company sold 4,353,000 shares of Common Stock registered under the Securities Act in connection with the Public Offering. Pursuant to obligations previously incurred by the Company, at the conclusion of the Public Offering, the Company, as disclosed in the Final Prospectus, was to issue additional shares of Common Stock to various individuals and/or entities resulting in a total of 19,228,892 shares of Common Stock to be outstanding following the Public Offering.

Subsequent to the Public Offering, the Company has issued, pursuant to the obligations previously incurred by the Company described in the Final Prospectus, 12,330,897 shares of Common Stock. The total number of shares outstanding as of April 9, 2018 is 22,207,570. FGI and Schafer have yet to cancel the 2,930,596 shares of Common Stock and 11,503 shares of Common Stock, respectively, previously issued to them, but plan to do so in the near future. Upon the cancellation of these 2,942,099 shares of Common Stock, the Company will have a total of 19,265,471 shares of Common Stock outstanding. The 36,669 share discrepancy between this amount and the 19,228,892 amount disclosed in the Final Prospectus is attributed to the Company having been obligated to issue: (i) 12,621 fewer shares of Common Stock to convert all Series C Preferred Shares outstanding and owed as of the February 16th closing date of the Public Offering than was disclosed in the Final Prospectus; (ii) 23,529 additional shares of Common Stock to JNS Power & Control Systems, Inc. (“JNS”) to be held in escrow as security for a $100,000 cash payment due within six months following the closing of the Public Offering; and (iii) an additional 25,669 shares of Common Stock to ITT as disclosed above.

At the time the $100,000 payment is made by the Company to JNS, the 23,529 shares currently held in escrow will be cancelled. Upon cancellation of the 2,965,628 shares of Common Stock by FGI, Schafer, and JNS, the Company will have a total of 19,241,942 shares of Common Stock outstanding.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 3.02 of this Current Report on Form 8-K, under the heading “Securities Issuances to Certain Officers”, is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLINK CHARGING CO.

Date: April 9, 2018	By:	/s/ Michael J. Calise
	Name:	Michael J. Calise
	Title:	Chief Executive Officer